UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 31, 2009
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Park Place Energy Corp. (the "Company") has filed a Certificate of Change with the Secretary of State of Nevada, with an effective date of August 31, 2009, to effectuate a forward stock split of the Company's authorized share capital and its issued and outstanding shares of common stock, in each case on the basis of ten new common shares for each one old common share. The forward stock split is payable on September 2, 2009 to all shareholders of record as of the record date, August 31, 2009.

As a result, as of August 31, 2009, the Company's authorized share capital increased from 1,200,000,000 shares of common stock to 12,000,000,000 shares of common stock and its issued and outstanding share capital increased from 68,815,335 shares of common stock to 688,153,350 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 3, 2009.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson,
President & CEO